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                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         ARTESIAN RESOURCES CORPORATION

                     (originally incorporated under the name
                  Artesian Water Company on February 10, 1927)


         FIRST: The name of the Corporation shall be ARTESIAN RESOURCES CORPORATION.

         SECOND: The location of the registered office in the State of Delaware is 664 Churchmans Road, in the City of Newark (19702), in the County of New Castle. The name of the registered agent therein and in charge thereof against whom process may be served is the Corporation itself.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, including but not limited to manufacturing, processing, owning, using and dealing in personal property of every class and description, engaging in research and development, furnishing services, and acquiring, owning, using and disposing of real property of any nature whatsoever. The Corporation shall not engage in any activity which the Corporation could not engage in prior to January 1, 1984 unless, if any shares of cumulative Prior Preferred Stock are then outstanding, the consent of the holders of such Cumulative Prior Preferred stock thereto shall first be obtained as provided by Section 4.15(A)(c) of Article Fourth hereof.

         FOURTH: Section I. Authorized Shares and Designations. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 16,230,868. Such shares shall be divided as follows:

         1. 10,868 shares of 7% Prior Preferred Stock, par value $25.00 per share, designated 7% Prior Preferred Stock, aggregating $271,700.00;

         2. 80,000 shares of Cumulative Prior Preferred Stock, par value $25.00 per share, designated Cumulative Prior Preferred Stock, aggregating $2,000,000.00;

         3. 15,000,000 shares of Class A Non-Voting Common Stock, par value $1.00 per share, designated Class A Non-Voting Common Stock;

         4. 1,040,000 shares of Class B Common Stock, par value $1.00 per share, designated Class B Common Stock; and

         5. 100,000 shares of Series Preferred Stock, par value $1.00 per share.

         The powers, preferences, and rights, and the qualifications, limitations, or restrictions of the designated classes and series of stock of the Corporation are as follows:


                                     PART I

                            7% PRIOR PREFERRED STOCK
                            ------------------------

         Section 4.01. Dividends Generally. The 7% Prior Preferred Stock shall entitle the holders thereof to cumulative dividends thereon at the rate of, but not exceeding, 7 per centum, per annum, payable out of the net earnings of the Corporation quarter-yearly on the first day of February, May, August, and November in each year.

         Section 4.02. Dividend Priority. No dividends may be declared and paid on the Series Preferred Stock, or the Common Stock in any year unless and until the full dividends on the 7% Prior Preferred Stock then outstanding shall have been paid or declared and set apart for payment.

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         Section 4.03. Redemption. The 7% Prior Preferred Stock may, at the
discretion of the Board of Directors, be redeemed in whole or in part at any time or from time to time, upon at least 30 days' notice, at the price of $30 for each share, plus accrued but unpaid dividends.

         Section 4.04. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the corporation or the sale by the Corporation of all of its assets, the holders of the 7% Prior Preferred Stock shall be entitled to be paid in cash the par value of said shares, together with an amount equal to accrued but unpaid dividends, before anything shall be paid to the holders of junior stock. The holders of the 7% Prior Preferred Stock shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution, or winding up of the Corporation other than the amounts referred to in this paragraph. The consolidation or merger of the Corporation with any other corporation or corporations shall not be deemed to be a liquidation, dissolution, or winding up of the Corporation.

         Section 4.05. Pari Passu Status as to Dividends. The 7% Prior Preferred Stock and the Cumulative Prior Preferred Stock shall rank equally with respect to the payment of dividends so that no dividends shall be declared on the 7% Prior Preferred Stock or an any series of the Cumulative Prior Preferred Stock unless there shall likewise be declared on all shares of the 7% Prior Preferred Stock and on all shares of all series of the Cumulative Prior Preferred Stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual divided rates fixed therefore, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period.

         Section 4.06. Pari Passu Status as to Liquidation. Except that the sale of all of its assets by the Corporation shall be deemed to be a liquidation, dissolution, or winding up of the Corporation in the case of the 7% Prior Preferred Stock and shall not be so deemed in the case of the Cumulative Prior Preferred Stock, the 7% Prior Preferred Stock and the Cumulative Prior Preferred Stock shall rank equally with respect to distributions upon any liquidation, dissolution, or winding up of the Corporation, so that the holders of the 7% Prior Preferred Stock and of each series of the Cumulative Prior Preferred Stock at the time outstanding shall be entitled upon any liquidation, dissolution, or winding up of the Corporation, and after paying or providing for the payment of all creditors of the Corporation, to be paid in cash the amount for the 7% Prior Preferred Stock or the particular series of the Cumulative Prior Preferred Stock fixed therefore as herein provided, together with an amount equal to accrued but unpaid dividends; but no payments on account of such distributive amounts shall be made to the holders of the 7% Prior Preferred Stock or of any series of the Cumulative Prior Preferred Stock unless there shall likewise be paid at the same time to the holders of the 7% Prior Preferred Stock and (except in the case of a sale of all of the assets of the Corporation) like proportionate distributive amounts to the holders of all series of the Cumulative Prior Preferred Stock at the time outstanding, ratably, in proportion to the full distributive amounts to which they are respectively entitled as herein provided.

         Section 4.07. Voting Rights. The holders of the 7% Prior Preferred Stock shall have no voting power in the Corporation, except in statutory proceedings as to which their vote may be required by law.

         Section 4.08. Designation. The 7% Prior Preferred Stock constitutes a redesignation of the previously-authorized class heretofore designated as the "7% Preferred Stock."


                                     PART II

                        CUMULATIVE PRIOR PREFERRED STOCK
                        --------------------------------

                               General Provisions
                               ------------------

         Section 4.09. Issuable in Series. The Cumulative Prior Preferred Stock may be issued from time to time in one or more series. The designations, preferences and other rights, and limitations or restrictions of the Cumulative Prior Preferred Stock of each series shall be such as are stated and expressed in this article, and to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby

                                       2

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expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the initial issue of Cumulative Prior Preferred Stock of such series. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series. All shares of the Cumulative Prior Preferred Stock of all series, whether now or hereafter created, shall be of equal rank and all shares of any particular series of the Cumulative Prior Preferred Stock shall be identical except as to the date or dates from which dividends thereon shall be cumulative as provided in Section
4.10 hereof. The shares of the Cumulative Prior Preferred Stock of different series, subject to any applicable provision of law, may vary as to the following rights and preferences, and restrictions and qualifications thereof, which shall be fixed, in the case of each such series, at any time prior to the issuance of the shares thereof in the manner provided in this section and in Section 4.14 hereof:

     (a) The annual dividend rate (within such limits as shall be permitted by law) for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend for such series shall be cumulative;

     (b) The redemption price or prices for the particular series and the terms and conditions of which shares may be redeemed;

     (c) The amount or amounts per share for the particular series payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

     (d) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the particular series;

     (e) The terms upon which the stock of the particular series may be converted into or exchanged for stock of any other series, class or classes; and

     (f) The designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions, if any, of the particular series.

     Section 4.10. Dividend Rights. The holders of each series of the Cumulative Prior Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, out of funds legally available for payment of dividends, dividends at the annual dividend rate for the particular series fixed therefore as herein provided, payable quarter-yearly on the first day of February, May, August, and November in each year, to stockholders of record on the respective dates, not exceeding thirty (30) days preceding such dividend payment dates, fixed for the purpose by the Board of Directors in advance of the payment of the respective dividends. No dividends shall be declared on any series of the Cumulative Prior Preferred Stock in respect of any quarter-yearly dividend period unless there shall likewise be declared on all shares of all series of the Cumulative Prior Preferred Stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefore, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period. The dividends on shares of all series of the Cumulative Prior Preferred Stock shall be cumulative. In the case of all shares of each particular series, the dividends on shares of such series shall be cumulative:

     (a) If issues prior to the record date for the first dividend on the shares of such series, then from the date for the particular series fixed therefore as herein provided;

     (b) If issued during the period commencing immediately after a record date for a dividend and terminating as the close of the payment date for such dividend, then from such dividend payment date; and

     (c) Otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares; so that unless dividends on all outstanding shares of each series of the Cumulative Prior Preferred Stock, at the annual dividend rate and from the dates for accumulation thereof fixed as herein provided, shall have been paid for all past quarter-yearly dividend periods, but without interest on cumulative dividends, no dividends shall be paid or declared and no other distribution shall be made on stock ranking junior to the Cumulative Prior Preferred Stock with respect to the payment of dividends, and no such stock shall be purchased or otherwise acquired for value by the Corporation. The holders of Cumulative Prior Preferred Stock of any series shall not be entitled to receive any dividends thereon other than the dividends referred to in this Section 4.10.

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     Section 4.11. Redemption. The Corporation, by action of its Board of
Directors, subject to the terms and conditions on which shares of a particular series of the Cumulative Prior Preferred Stock may be redeemed, may redeem the whole or any part of any series of the Cumulative Prior Preferred Stock, at any time or from time to time, by paying in cash the redemption price of the shares of the particular series fixed therefore as herein provided, together with accrued but unpaid dividends in the case of each share of each series so to be redeemed; provided, that the Corporation shall not redeem any shares of any series of the Cumulative Prior Preferred Stock (other than redemptions through a fixed sinking fund) or any shares of the 7% Prior Preferred Stock at any time when the Corporation shall be in default with respect to the setting aside or application of any sinking fund installment for any series of Cumulative Prior Preferred Stock or at any time when the Corporation shall be in default with respect to the payment of any dividend on any series of Cumulative Prior Preferred Stock. The Corporation shall pay from its general funds all accrued dividends payable on any such redemption and all expenses in connection therewith. Notice of redemption shall be given at least thirty (30) day prior to the date fixed for such redemption by first class mail to the holders of record of the shares of the Cumulative Prior Preferred Stock so to be redeemed, at their respective addresses as the same shall appear on the books of the Corporation. In case of the redemption of a part only of any series of the Cumulative Prior Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by lot or pro-rata, in such manner as the Board of Directors may determine. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which the shares of the Cumulative Prior Preferred Stock shall be redeemed from time to time. If such notice of redemption shall have been duly given, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefore, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the date fixed for redemption, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption thereof, without interest; provided, however, the Corporation may, after giving notice of any such redemption as herein before provided or after giving to the bank or trust company hereinafter referred to irrevocable authorization to give such notice, and at any time prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption, with a bank or trust company in good standing, organized under the laws of the United States of America, or of the State of Delaware or of the Commonwealth of Pennsylvania, doing business in the City of Wilmington, Delaware, or in Philadelphia, Pennsylvania, and having capital, surplus and undivided profits aggregating at least $2,000,000, designated in such notice of redemption; and upon such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest.

     The Corporation may purchase or otherwise acquire any shares of any series of the Cumulative Prior Preferred Stock, provided, that in the case of any series of the Cumulative Prior Preferred Stock for which there is a sinking fund, the purchase price shall not be in excess of the sinking fund redemption price of the shares of the particular series so purchased or otherwise acquired; and provided, further, that the Corporation shall not purchase or otherwise acquire for value any shares of any series of Cumulative Prior Preferred Stock (other than redemptions through a fixed sinking fund) or any shares of the 7% Prior Preferred Stock at any time when the Corporation shall be in default with respect to the setting aside or application of any sinking fund installment for any series of Cumulative Prior Preferred Stock or any time when the Corporation shall be in default with respect to the payment of any dividend on any series of Cumulative Prior Preferred Stock.

     Section 4.12 Sinking Fund. There shall be set aside on or before February 1 in each year cash required for sinking fund payments in such year with respect to all series of Cumulative Prior Preferred Stock for which a sinking fund requirement must be met in that year. To the extent that the terms of any series permit the sinking fund requirement for such series to be met by the surrender of stock, the aggregate par value of the shares surrendered for such purpose shall be considered as equivalent in amount to cash set aside for such series. The sinking fund requirement for each series of the Cumulative Prior Preferred Stock for which a sinking fund has been established shall be cumulative, so that if in any year the Corporation shall not satisfy the sinking fund requirement for such year, the amount of the deficiency shall be added to the sinking fund

                                       4

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requirement for the next succeeding year. Unless and until all such deficiencies shall have been made good, no dividends shall be declared or paid and no other payment or distribution shall be made on stock ranking junior to the Cumulative Prior Preferred Stock with respect to the payment of dividends, and no such stock shall be purchased, redeemed or otherwise acquired for value by the Corporation.

     Section 4.13. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of each series of the Cumulative Prior Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefore as herein provided, together with an amount equal to accrued but unpaid dividends, before any amount shall be paid to, or any assets distributed among, the holders of stock ranking junior to the Cumulative Prior Preferred Stock with respect to payments upon liquidation, dissolution, or winding up; but no payments on account of such distributive amounts shall be made to the holders of any series of the Cumulative Prior Preferred Stock unless there shall likewise be paid at the same time to the holders of each other series of the Cumulative Prior Preferred Stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled as herein provided. The holders of the Cumulative Prior Preferred Stock of any series shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts referred to in this section. Neither the consolidation or merger of the Corporation with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall for the purpose of this Section 4.13 be deemed to be a liquidation, dissolution or winding up of the Corporation.

     Section 4.14. Power of Board With Respect to Series. The Corporation may, at any time or from time to time, within the then total authorized amount of the Cumulative Prior Preferred Stock of all series, increase the authorized amount of any series of the Cumulative Prior Preferred Stock or of any unclassified Cumulative Prior Preferred Stock, classify or reclassify any unissued shares of the Cumulative Prior Preferred Stock as shares of the Cumulative Prior Preferred Stock of any series or as unclassified Cumulative Prior Preferred Stock, create one or more additional series of the Cumulative Prior Preferred Stock, fix the authorized amount of any series (which amount shall be subject to change from time to time by like action), and fix the designations and the rights and preferences, and restrictions and qualifications thereof, of any series of the Cumulative Prior Preferred Stock in the respects in which the shares of any series may vary from the shares of other series of the Cumulative Prior Preferred Stock as provided in Section 4.09 hereof, by the vote of a majority in interest of the total number of shares of each series of the Series Preferred Stock and of a majority in interest of the total number of shares of the Class B Common Stock of the Corporation then outstanding given at a meeting called for that purpose in accordance with the provisions of Section 4.30 hereof, and no vote or consent of the holders of shares of the Cumulative Prior Preferred Stock, as a class or otherwise, shall be required in connection therewith nor shall the holders of shares of the Cumulative Prior Preferred Stock be entitled to notice of any such meeting. In case and to the extent that under the laws of Delaware at the time in effect, the Board of Directors of the Corporation shall be authorized by law to create new series of the Cumulative Prior Preferred Stock or to fix the amounts, designations, rights and preferences, and restrictions and qualifications thereof, of the shares of any series of the Cumulative Prior Preferred Stock or to take any other action with respect to the Cumulative Prior Preferred Stock of the Corporation specified in this Section 4.14, no action of stockholders of the Corporation with respect thereto shall be required under the provisions of this Section 4.14 and all action authorized by the provisions of this Section 4.14 to be taken by vote of the holders of the Class B Common Stock may be taken by vote of the Board of Directors of the Corporation.

     Section 4.15. Restrictions on Corporate Action.

     (A) So long as any shares of the Cumulative Prior Preferred Stock of any series are outstanding, the corporation shall not, without the consent (given in writing or by vote at a meeting called for that purpose in accordance with the provisions of Section 4.30 hereof) of the holders of at least three-fourths of the total number of shares of the Cumulative Prior Preferred Stock of all series then outstanding:

     (a) Incur any long-term indebtedness if, after giving effect thereto, the total long-term indebtedness will exceed sixty-five percent (65%) of the capitalization of the Corporation. For the purpose of this Subsection (a), the term "long-term indebtedness" shall mean all indebtedness of the Corporation except indebtedness which by its terms matures within twelve (12) months of the date as of which the computation is made and which is not by its terms renewable or extendable at the option of the Corporation so as to mature more than twelve
(12) months after said date and purchase money obligations maturing within two
(2) years after said date. For the purpose of this paragraph (a), (i)

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"capitalization" of the Corporation shall be deemed to consist of the total of the long-term indebtedness of the Corporation, the aggregate par or stated value of all issued and outstanding shares of stock of the Corporation (including premiums on capital stock) and (ii) any write-up of the Corporation's properties made on the books of the Corporation subsequent to December 31, 1960, or any charges (whether against income or surplus) representing provision for the amortization or the write-down or write-off of any excess of book value of the Corporation's properties over the original cost thereof or over the cost thereof to any previous owner, made on the books of the Corporation subsequent to December 31, 1960, shall be disregarded;

     (b) Create or authorize any class of stock unless such stock ranks junior to the Cumulative Prior Preferred Stock with respect both to the payment of dividends and distributions upon liquidation, dissolution, or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of stock of any class other than shares of a class the creation or authorization of which is permitted as aforesaid;

     (c) Amend, alter, change, or repeal any of the provisions of the Certificate of Incorporation dealing with the purposes of the Corporation so as to substantially change such purposes (an expansion, contraction, or change in territory to be served not being considered, within the meaning of the foregoing provision, as a change in purpose), or amend, alter, change, or repeal any of the express terms, whether in the Certificate of Incorporation or the authorizing resolution, of the Cumulative Prior Preferred Stock or of any series of the Cumulative Preferred Stock then outstanding in a manner prejudicial to the holders thereof; provided, however, that if any such amendment, alteration, change, or repeal would be prejudicial to the holders of one or more, but not all, of the series of the Cumulative Prior Preferred Stock at the time outstanding, the consent of the holders of at least three-fourths of the total number of shares of each series of Cumulative Prior Preferred Stock then outstanding and so affected (each such series being considered separately as a class) shall be required in lieu of the consent of the holders of at least three-fourths of the total number of shares of the Cumulative Prior Preferred Stock of all series then outstanding;

     (d) Issue any shares of any series of the Cumulative Prior Preferred Stock or any shares of stock ranking prior to or on a parity with the Cumulative Prior Preferred Stock with respect to the payment of dividends or distributions upon liquidations, dissolution, or winding up of the Corporation,

         (i) unless the gross income of the Corporation (determined in accordance with accepted accounting principles after deduction of all taxes based on income but before deduction of the interest charges hereinafter described), for any twelve (12) consecutive calendar months within the fifteen (15) calendar months preceding the calendar month within which such additional shares of stock shall be issued, shall have been at least 140% of the sum of (x) an amount equal to the interest for one (1) year on all indebtedness of the Corporation to be outstanding after the proposed issuance, except indebtedness which by its terms matures within twelve (12) months of the date on which such additional shares shall be issued and which is not by its terms renewable or extendable at the option of the Corporation so as to mature more than twelve (12) months after said date and except purchase money obligations maturing within two (2) years after said date, and (y) an amount equal to the dividend requirement for one (1) year on all shares of Cumulative Prior Preferred Stock of all series and on all other shares of stock ranking equally with or prior to the Cumulative Prior Preferred Stock with respect to the payment of dividends or distributions upon liquidation, dissolution or winding up of the Corporation, to be outstanding immediately after such issue, (including the shares proposed to be issued but not including any shares proposed to be redeemed or otherwise retired in connection with such issue); and

         (ii) unless, after such issuance, the equity of junior stock shall equal or exceed the sum of the total par value, accrued and unpaid dividends, and any premium payable upon a voluntary liquidation applicable to all outstanding shares of Cumulative Prior Preferred Stock and any class ranking prior to or on a parity with the Cumulative Prior Preferred Stock with respect to the payment of dividends or distributions upon liquidation, dissolution or winding up of the Corporation; or

     (e) Reissue any shares of the Cumulative Prior Preferred Stock previously purchased, redeemed, or retired, whether or not purchased, redeemed, or retired through operation of any sinking fund; or

     (f) Merge or consolidate if the purposes of the resulting corporation would be substantially different from those of the Corporation (an expansion, contraction or change in territory to be served not being considered, within the meaning of the foregoing provision, as a change in purpose), or if any adverse change in the terms and provisions of the Cumulative Prior Preferred Stock would result, or if the voting rights or potential voting rights of the Cumulative Prior Preferred Stock would be in any way diluted, or if the equity of the Cumulative Prior Preferred Stock would be reduced below the equity applicable to such shares determined from the balance sheet of the Corporation as of a date no more than ninety (90) days prior to the effective date of such consolidation or merger, or if the resulting corporation would have outstanding any stock ranking prior to the Cumulative Prior Preferred Stock with respect to the payment of dividends or distributions upon liquidation, dissolution or winding up of the Corporation other than shares of stock of the Corporation outstanding immediately prior to such effective date.

     (B) So long as any shares of the Cumulative Prior Preferred Stock of any series are outstanding, the Corporation shall not, without the consent (given in writing or by vote at the meeting called for that purpose in accordance with the provisions of Section 4.30 hereof) of the holders of at least a majority of the total number of shares of the Cumulative Prior Preferred Stock of all series then outstanding, increase the total number of authorized shares of the Cumulative Prior Preferred Stock of all series so that such authorized number of shares shall exceed Eighty Thousand (80,000).

     Section 4.16. Preemptive Rights. No holder of shares of any series of the Cumulative Prior Preferred Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

     Section 4.17. Voting Rights.

     (A) The holders of the Cumulative Prior Preferred Stock shall have no voting power except as may be by statute otherwise mandatorily provided or except as otherwise provided in Article Third or in this Section 4.17 or in
Section 4.15 of this Article Fourth.

     (B) If and when dividends on any shares of the Cumulative Prior Preferred Stock at the time outstanding shall be in default in whole or in part for each of three (3) quarter-yearly periods, whether or not successive, then the holders of all shares of the Cumulative Prior Preferred Stock shall be entitled to vote as a class for not less than one-third of the Board of Directors; and, if and when dividends on any shares of the Cumulative Prior Preferred Stock at the time outstanding shall be in default in whole or in part for each of seven (7) quarter-yearly periods, whether or not successive, then the holders of all shares of the Cumulative Prior Preferred Stock shall be entitled to vote as a class for not less than a majority of the Board of Directors.

     (C) If and when the Corporation fails to pay in full the amount of the sinking fund payment applicable to any shares of the Cumulative Prior Preferred Stock in any year, then the holders of all shares of the Cumulative Prior Preferred Stock shall be entitled to vote as a class for not less than one-third of the Board of Directors, irrespective of any default in dividends or of failure of the holders of shares of the Cumulative Prior Preferred Stock to exercise their rights under sub-section (B) above; and, if and when the Corporation fails to pay in full the amount of the sinking fund payment applicable to any shares of the Cumulative Prior Preferred Stock for two years, whether or not successive, then the holders of all shares of the Cumulative Prior Preferred Stock shall be entitled to vote as a class for not less than a majority of the Board of Directors, irrespective of any default in dividends or of failure of the holders of the shares of the Cumulative Prior Preferred Stock to exercise their rights under sub-section (B) above. The rights of the holders of shares of the Cumulative Prior Preferred Stock to vote for directors under this sub-section (C) shall be an alternative to, and not an addition to, their rights under sub-section (B) above.

     (D) If and when all dividends then in default on the Cumulative Prior Preferred Stock then outstanding shall be paid (and such dividends shall be declared and paid out of any funds legally available therefore as soon as reasonably practicable), and if and when the Corporation has paid the full amount of the sinking fund payments applicable to the Cumulative Prior Preferred Stock, the Cumulative Prior Preferred Stock shall thereupon be divested of any special rights with respect to the election of directors and the voting power of the Cumulative Prior Preferred Stock and the Class B Common Stock shall revert to the status existing either before the occurrence of the dividend default, as provided in sub-section (B) hereof, or before the sinking fund payment failure, as provided in sub-section (C) hereof; but always subject to the same provisions

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for vesting such special rights in the Cumulative Prior Preferred Stock in case of further like default or defaults in dividends thereon or further like failure to pay the full amount of the sinking fund payment.

     (E) In case of any vacancy in the office of a director occurring among the directors elected by the holders of Cumulative Prior Preferred Stock, as a class, pursuant to the foregoing provisions of sub-sections (B) and (C) hereof, the remaining director or directors elected by the holders of Cumulative Prior Preferred Stock may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant.

     (F) Whenever under the provisions of sub-sections (B) and (C) hereof, the right shall have accrued to the holders of the Cumulative Prior Preferred Stock to elect directors, the Board of Directors shall within ten (10) days after delivery to the Corporation at its principal office of a request to such effect signed by any holder of the Cumulative Prior Preferred Stock entitled to vote, call a special meeting of the holders of the Cumulative Prior Preferred Stock to be held within thirty (30) days from delivery of such request for the purpose of electing the number of directors which the Cumulative Prior Preferred Stock is entitled to elect to serve until the next annual meeting of stockholders. At all meetings of stockholders held for the purpose of electing directors during such times as the holders of shares of the Cumulative Prior Preferred Stock shall have the special right to elect directors pursuant to sub-sections (B) and (C) hereof, the presence in person or by proxy of the holders of a majority of the outstanding shares of all series of the Cumulative Prior Preferred Stock entitled to vote in the election shall be required to constitute a quorum of such class for the election of directors; provided, however, that in the absence of such a quorum the holders of a majority of the stock of such class entitled to vote in the election who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting until the requisite amount of holders of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting of the Corporation or special meeting in lieu thereof.

     Section 4.18. Designation. The Cumulative Prior Preferred Stock constitutes a redesignation of the previously-authorized class heretofore designated as the "Cumulative Preferred Stock."




                                    PART III

                             SERIES PREFERRED STOCK
                             ----------------------

     Section 4.19. Issuable in Series. The Series Preferred Stock may be issued from time to time in one or more series. Subject to Parts I and II of this Article Fourth, the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the initial issue of Series Preferred Stock of such series.

     Section 4.20. Restrictions on Issuance. No shares of the Series Preferred Stock shall be issued without the prior consent of the holders of the Class A Non-Voting Common Stock.

     Section 4.21. Except as otherwise provided in the express terms of any series of the Series Preferred Stock, the number of authorized shares of the Series Preferred Stock may be increased or decreased by the affirmative vote of the holders of the majority of the stock entitled to vote thereon under this Article Fourth.

                                     PART IV

                            CLASS A NON-VOTING STOCK
                            ------------------------

     Section 4.22. Voting Rights. Except in statutory proceedings as to which the vote of holders of Class A Non-Voting Common Stock may be required by law and, except as provided in Section 4.20, no right to vote shall be exercised by the holders of the Class A Non-Voting Common Stock.

     Section 4.23. Dividends. Subject to the provisions of Parts I, II and III above, such dividends (payable in cash, stock, or otherwise) as may be determined by the Board of Directors, may be declared and paid on the Class A Non-Voting Common Stock, but only out of funds legally available for the payment of dividends; provided, however, that the same dividend per share is declared and paid on the Class B Common Stock.

     Section 4.24. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, all assets and funds of the Corporation remaining after paying or providing for the payment of all creditors of the Corporation and after paying or providing for the payment to the holders of shares of the 7% Prior Preferred Stock and of all series of the Cumulative Prior Preferred Stock and Series Preferred Stock of the full distributive amounts to which they are respectively entitled, as provided in or pursuant to Parts I, II and III above, shall be divided among and paid to the holders of the Class B Common Stock and the Class A Non-Voting Common Stock according to their respective shareholdings.

     Section 4.25. Preemptive Rights. The holders of Class A Non-Voting Common Stock shall have no preemptive rights.


                                     PART V

                              CLASS B COMMON STOCK
                              --------------------

     Section 4.26. (A) Voting Rights. The right to vote shall be exercised exclusively by the holders of the Class B Common Stock, except as provided in Parts II and III above with reference to voting rights of Cumulative Prior Preferred Stock and Series Preferred Stock, and except in statutory proceedings as to which the vote of other classes of stock may be required by law.

                   (B) In the event that the holders of shares of Cumulative Prior Preferred Stock are entitled to vote for directors, pursuant to the provisions of Part II above, then, to the extent that the right to elect directors is not expressly given to the holders of shares of Cumulative Prior Preferred Stock, the right to elect directors remains exclusively with the holders of any series of the Series Preferred Stock having voting rights by the express terms of such series and with the holders of the Class B Common Stock.

     Section 4.27. Dividends. Subject to the provisions of Parts I, II and III above, such dividends (payable in cash, stock, or otherwise) as may be determined by the Board of Directors, may be declared and paid to the Class B Common Stock, but only out of funds legally available for the payment of dividends; provided, however, that the same dividend per share is declared and paid on the Class A Non-Voting Common Stock.

         Section 4.28. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, all assets and funds of the Corporation remaining after paying or providing for the payment of all creditors of the Corporation and after paying or providing for the payment to the holders of shares of the 7% Prior Preferred Stock and of all series of the Cumulative Prior Preferred Stock and the Series Preferred Stock of the full distributive amounts to which they are respectively entitled, as provided in or pursuant to Parts I, II and III above, shall be divided among and paid to the holders of the Class B Common Stock and the Class A Non-Voting Common Stock according to their respective shareholdings.

     Section 4.29. Preemptive Rights. The holders of Class B Common Stock shall have no preemptive rights.

                                     PART VI

              GENERAL PROVISIONS APPLICABLE TO ALL CLASSES OF STOCK
              -----------------------------------------------------

     Section 4.30. Notice of Meetings. Notice of any meeting of stockholders of the Corporation, or of the holders of any class of stock, required or authorized by the provisions of the Certificate of Incorporation or by law, setting forth the purpose or purposes of such meeting, shall be mailed by the Corporation, not less than ten (10) days nor more than sixty (60) days prior to such meeting, unless some mandatory provision of law shall require a longer or additional notice, to all stockholders, at their respective addresses appearing on the books of the Corporation, entitled to vote thereat of record as of a date fixed by the Board of Directors of the Corporation for the purpose of determining the stockholders entitled to notice of and to vote at such meeting, unless such notice shall have been waived, either before or after the holding of such meeting, by all stockholders entitled to notice thereof and to vote thereat. Any action authorized to be taken at a meeting called for that purpose in accordance with the provisions of this Section 4.30 may be taken either at a special meeting or at any regular or annual meeting provided that notice of such proposed action is included in the notice of such regular or annual meeting. Except where some mandatory provision of law shall be controlling, no other, longer or additional notice need be given of any such meeting and all holders of shares of stock of the Corporation, by becoming such, thereby consent to the holding of any such meeting upon notice given as hereinbefore provided and thereby waive, to the full extent permitted by law, any right to require the giving of or to receive any such other, longer or additional notice.

     Section 4.31. Definitions. As used in this Article Fourth, the following words and phrases have the meanings herein specified unless the context connotes otherwise:

     (A) "Corporation" means Artesian Resources Corporation, a Delaware corporation.

     (B) "Accrued but unpaid dividends" means, in respect of each particular share having a dividend preference, the amount of the difference between

          (a)     the amount computed by multiplying the following factors:

                  (i)     dividend preference rate;

                  (ii) par value (except that if the share shall have no par value, the stated amount of dividends payable with respect to such share shall be deemed to be the product of the dividend preference rate and the par value for the purposes of this definition);

                  (iii) period of time elapsing between the date from which dividends on such share became cumulative and the date on which the dividends are stated to be accrued; and

          (b)     the aggregate amount of dividends paid on such share.

     (C) "Outstanding" when used in reference to shares of stock means issued shares, excluding shares held by the Corporation

     (D) "Junior Stock" means, with respect to the Prior Preferred Stock, the presently outstanding Class A Non-Voting Common Stock, the Class B Common Stock, any series of the Series Preferred Stock and any stock hereafter issued if the rights of the holders of such stock shall be subject or subordinate to the rights of the holders of the Cumulative Prior Preferred Stock in respect of the receipt of dividends and of amounts distributable upon any dissolution, liquidation, or winding up, as the case may be, and with respect to the Series Preferred Stock, and presently outstanding Class A Non-Voting Common Stock, the Class B Common Stock, and any stock hereafter issued if the rights of the holders of such stock shall be subject or subordinate to the rights of the holders of any series of the Series Preferred Stock in respect of the receipt of dividends or of amounts distributable upon any dissolution, liquidation, or winding up, as the case may be.

     (E) "Equity" of a particular class of stock means the amount of the Corporation's capital stock and surplus accounts properly allocable to such class of stock in accordance with accepted accounting principles.

     FIFTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal the By-Laws of the Corporation, subject to the power of the holders of capital stock of the Corporation to alter, amend or repeal the By-Laws; provided, however, that, with respect to the powers of holders of capital stock to make, alter, amend and repeal By-Laws of the Corporation, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Restated Certificate of Incorporation or any Preferred stock, the affirmative vote of the holders of at least 75 percent of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, shall be required to (i) make, alter, amend or repeal any provision of the By-Laws, or (ii) alter, amend or repeal any provision of this Article FIFTH.

     SIXTH: Section 6.01. Number, Election and Terms of Directors; Board Action. Subject to the rights of the holders of any series of Preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. The directors, other than those who may be elected by the holders of any series of Preferred stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes with the term of office of the first class to expire at the first annual meeting of stockholders following the adoption of this provision, the term of office of the second class to expire at the second annual meeting of stockholders following the adoption of this provision, the term of office of the third class to expire at the third annual meeting of stockholders following the adoption of this provision, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

     Section 6.02. Newly Created Directorships And Vacancies. Subject to applicable law and to the rights of the holders of any series of Preferred stock with respect to such series of Preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

     Section 6.03. Removal. Subject to the rights of the holders of any series of Preferred stock with respect to such series of Preferred stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75 percent of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class.

     Section 6.04. Amendment, Repeal or Alteration. Notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, this Restated Certificate of Incorporation or the terms of any Preferred stock, the affirmative vote of the holders of at least 75 percent of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article.

     SEVENTH: The Corporation hereby elects to be governed by Section 203 of the Delaware General Corporation Law. Any amendment of this Restated Certificate of Incorporation reflecting an election to not be so governed shall be adopted in accordance with Section (b) (3) of such Section 203.

     EIGHTH: Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by the Statutes of the State of Delaware, and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation.

     TENTH: LIABILITIES OF DIRECTORS AND OFFICERS

     Section 10.01. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Section 10.02. Interpretation. The provisions of this Article TENTH shall be deemed to be a contract with each director of the Corporation who serves as such at any time while this Article is in effect, and each person who serves as a director of the Corporation while this Article is in effect shall be deemed to be doing so in reliance on the provisions of this Article and such provisions are cumulative of and shall be in addition to and independent of any and all other limitations on the liabilities of directors of the Corporation, as such, or rights of indemnification by the Corporation to which a director of the Corporation, as such, or rights of indemnification by the Corporation to which a director of the Corporation may be entitled, whether such limitations or rights arise under or are created by an statute, rule of law, By-law, agreement, vote of stockholders or disinterested directors or otherwise. No amendment to or repeal of this Article TENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent provision. In any action, suit or proceeding involving the application of the provisions of this Article TENTH, the party or parties challenging the right of a director to the benefits of this Article shall have the burden of proof.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and amends the provisions of the Restated Certificate of Incorporation of the Corporation and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by its President and attested by its Secretary this 28th day of April, 2004.


                                                 ARTESIAN RESOURCES CORPORATION



ATTEST:   /s/ Joseph A. DiNunzio              By: /s/ Dian C. Taylor
        ---------------------------              -------------------------------
         Secretary  (Joseph A. DiNunzio)          President  (Dian C. Taylor)